                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant      [X]

Filed by a Party other than the Registrant     [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           iLINC COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)

     (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

         -----------------------------------------------------------------------
     (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

         -----------------------------------------------------------------------
     (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

         -----------------------------------------------------------------------
     (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

         -----------------------------------------------------------------------
     (5) TOTAL FEE PAID:

         -----------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) AMOUNT PREVIOUSLY PAID:

         -----------------------------------------------------------------------
     (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

         -----------------------------------------------------------------------
     (3) FILING PARTY:

         -----------------------------------------------------------------------
     (4) DATE FILED:

         -----------------------------------------------------------------------
                                 iLinc(TM)
                                 COMMUNICATIONS


                       2999 NORTH 44TH STREET, SUITE, 650
                             PHOENIX, ARIZONA 85018

                                                                   July 20, 2004


TO THE STOCKHOLDERS OF iLINC COMMUNICATIONS, INC.

You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the "Meeting") of iLinc Communications, Inc. (the "Company"), to be held on August 20, 2004, at 9:00 a.m., local time, at the Company's offices, 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018.

Please read the enclosed 2004 Annual Report to Stockholders and Proxy Statement for the Meeting. Whether or not you plan to attend the Meeting, please sign, date, and return the proxy card in the enclosed envelope to Continental Stock Transfer & Trust Company as soon as possible so that your vote will be recorded. If you attend the Meeting having already returned the proxy card, you may withdraw your proxy and vote your shares in person. We strongly urge you to take the time to return your proxy card.

                               Sincerely,

                               /S/ James M. Powers, Jr.
                               ------------------------
                               James M. Powers, Jr.
                               Chairman of the Board
                               and Chief Executive Officer
                           iLINC COMMUNICATIONS, INC.
                        2999 NORTH 44TH STREET, SUITE 650
                             PHOENIX, ARIZONA 85018
                            ________________________

                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                           TO BE HELD AUGUST 20, 2004
                            ________________________



TO OUR STOCKHOLDERS:

The 2004 Annual Meeting of Stockholders (the "Meeting") of iLinc Communications, Inc., a Delaware corporation (the "Company"), will be held on August 20, 2004 at 9:00 a.m., local time, at the Company's offices, 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018, for the following purposes:

     (1) TO ELECT ONE CLASS C DIRECTOR TO SERVE FOR A TERM OF THREE YEARS OR UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED;

     (2) TO CONSIDER AND VOTE FOR A PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP, AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2005; AND

     (3) TO CONSIDER SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY AND ALL ADJOURNMENTS THEREOF.

Only stockholders of record at the close of business on July 5, 2004 are entitled to notice of and to vote at the Meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ James M. Powers, Jr.
                                              ------------------------
                                              Name:  James M. Powers, Jr.
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer

Phoenix, Arizona
July 20, 2004

A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           iLINC COMMUNICATIONS, INC.
                        2999 NORTH 44TH STREET, SUITE 650
                             PHOENIX, ARIZONA 85018

                                 PROXY STATEMENT

                            ________________________

                               GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors of iLinc Communications, Inc., (the "Company"), for use at the Company's 2004 Annual Meeting of Stockholders (the "Meeting" or the "Annual Meeting") to be held at 9:00 a.m., local time, on August 20, 2004, at 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018, and at any and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the stockholders of the Company on or about July 20, 2004.

The Company is mailing its 2004 Annual Report to Stockholders, including consolidated financial statements, simultaneously with this Proxy Statement to all stockholders of record as of the close of business on July 5, 2004. That report does not constitute a part of this proxy solicitation material.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

All voting rights are vested exclusively in the holders of the Company's common stock, par value $0.001 per share. Each share of the Company's common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the Meeting, when present in person or by proxy constitute a quorum. On July 5, 2004, the record date for stockholders entitled to vote at the Meeting, 24,827,434 shares of the Company's common stock were issued and outstanding.

Proxies in the enclosed form will be effective if properly executed and returned prior to the Meeting in the enclosed envelope either to Continental Stock Transfer & Trust Company, Proxy Department, 17 Battery Place FL 8, New York, New York 10004 or the Company at 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018. The Company's common stock represented by each effective proxy will be voted at the Meeting in accordance with the instruction on the proxy. If no instructions are indicated on a proxy, all common stock represented by such proxy will be voted (a) FOR election of the nominee named in the proxy as a Class C director; (b) FOR approval and ratification of the appointment of BDO Seidman, LLP as the Company's independent accountants for the fiscal year 2005; and (c) as to any other matters of business which properly come before the Meeting, by the named proxies at their discretion.

Any stockholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company, by voting in person at the Meeting or by filing at the Meeting a later executed proxy.

When a quorum is present, in the election of directors, the nominee having the highest number of votes cast in favor of his election will be elected to the Company's Board of Directors. With respect to the proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for the fiscal year 2005, the affirmative vote of a majority of the shares present or represented by proxy at the meeting is required. With respect to any other matter which may properly come before the Meeting, unless a greater number of votes is required by law or by the Company's restated certificate of incorporation, a matter will be approved by the stockholders if the votes cast in favor of the matter exceed the votes cast in opposition.

Abstentions, broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) and any other shares not voted will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes and abstentions which may be specified on the proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for the fiscal year 2005, will have the same effect as a vote against that proposal. For purposes of determining the outcome of the election of the directors, or of any other matter which properly may come before the Meeting, abstentions, broker non-votes will not be considered as votes cast for the matter. Thus, abstentions and broker non-votes will have no impact in the election of the nominee director, or any other matter which properly may come before the Meeting so long as a quorum is present.

The Company will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of Continental Stock Transfer & Trust Company to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is approximately $2,500 plus out-of-pocket expenses. Although there are no formal agreements to do so, proxies may be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

The Company's restated certificate of incorporation provides for the classification of the Company's Board of Directors into three classes. The term of office of the Class A directors expires at the Company's 2005 Annual Meeting of Stockholders, the term of office of the Class B directors expires at the Company's 2006 Annual Meeting of Stockholders and the term of office of the Class C directors expires at this Annual Meeting of Stockholders. One Class C nominee is proposed to be re-elected at this Annual Meeting to serve for a three-year term to last until the 2007 Annual Meeting of Stockholders or until his successor is duly elected and has been qualified. The nominee for Class C director will be elected by a plurality of the votes cast, assuming a quorum is present at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no effect on the election of the nominee director.

Proxies cannot be voted for a greater number of persons than the number of nominees named therein. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominee for director named below. If, at the time of the Meeting, the nominee shall have become unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their discretion. Management is currently unaware of any circumstances likely to render the nominee unavailable for election or unable to serve.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

The Board of Directors unanimously recommends that the stockholders vote FOR election of the following nominee as a Class C director of the Company.


                                                                                                                 DIRECTOR
NAME                                AGE    POSITION                                     CLASS - TERM               SINCE
----                                ---    --------                                     ------------               -----
Kent Petzold                        57     Director                                Class C - Expires 2007           2003

CONTINUING DIRECTORS

The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class A and Class B directors. The following table shows the names, ages and positions of each continuing director.

                                                                                                                    DIRECTOR
NAME                                AGE     POSITION                                     CLASS - TERM               SINCE
----                                ---     --------                                     ------------               -----
James M. Powers, Jr.                 48     Chairman of the Board, President     Class A - Expires 2005              1998
                                            and Chief Executive Officer
James H. Collins                     57     Director                             Class B - Expires 2006              2000
Daniel T. Robinson, Jr.              43     Director                             Class B - Expires 2006              2000

The following table sets forth certain information concerning the Company's directors and nominees to become a director (ages are as of March 31, 2004):

NAME                             AGE     POSITION
----                             ---     --------
James M. Powers, Jr.             48      Chairman of the Board, President and
                                           Chief Executive Officer
James H. Collins                 57      Current Director
Daniel T. Robinson, Jr.          43      Current Director
Kent Petzold                     57      Current Director and Director Nominee
George M. Siegel                 66      Current Director

DR. JAMES M. POWERS, JR. has served as Chairman, President and CEO of the Company since December 1998. Dr. Powers led the Company through its initial growth and acquisition phase and subsequent transformation to an integrated communications company providing Web, audio, video, and Voice-over-IP solutions. Dr. Powers joined the Company through the merger with Liberty Dental Alliance, Inc., a Nashville-based company where he was the founder, Chairman, and President from 1997 to 1998. Dr. Powers was a founder and Chairman of Clearidge, Inc., a privately held bottled water company in Nashville, Tennessee from 1993 to 1999, where he led Clearidge through 13 acquisitions over three years to become one of the largest independent bottlers in the Southeast, before selling the company to Suntory Water Group, Inc. Dr. Powers also is a founder and Director of Barnhill's Buffet, Inc., a privately held chain of 48 restaurants in the Southeast with over $100 million in annual revenues. He received his Bachelor of Science Degree from University of Memphis, a Doctor of Dental Surgery Degree from The University of Tennessee, and his MBA from the Vanderbilt University's Owen Graduate School of Management.

JAMES H. COLLINS has served as a corporate executive in financial/operational management for over 15 years completing eight corporate turnarounds/restructurings and five start-ups, and served as an investment banker for 10 years in the public/private capital markets, and served five years with an international accounting firm. Mr. Collins has been Managing Director of AFS Industries, Inc., a modular classroom design and manufacturing company. Previously, he was the Chairman and CEO of Vindrauga Corporation, a private equity and financial services firm and from 1998 until 2000, Mr. Collins served as President, COO, CFO, and Director of Scripps Clinic, La Jolla, California. Additionally, since 1997, Mr. Collins has served as Chairman and CEO of All Post, Inc., a postproduction company, and also Cinetech, Inc., a film restoration and preservation company. Industry experience includes technology, consumer electronics, financial services, healthcare, food products, real estate, construction, entertainment, and gaming. He serves as a Director of The John Tracy Clinic, a non-profit organization serving hearing-impaired children worldwide. Mr. Collins is a Certified Public Accountant and a NASD General Securities Principal. He received his B.S. and M.B.A. degrees from the University of Southern California.

DANIEL T. ROBINSON, JR. has been a member of the Bogatin Law Firm, PLC in Memphis, Tennessee since September 2000, and has acted as an investor and principal advisor in private ventures since 1992. Prior to 1992, he was with the Glankler Brown law firm in Memphis, Tennessee. He currently is an owner, officer, and director in several closely-held businesses. In addition to his career as a practicing attorney, Mr. Robinson has been engaged in merchant banking, software development, and the foodservice industry. Mr. Robinson holds a B.B.A. in Finance, an M.B.A. and J.D. from the University of Memphis. He is a member of the Memphis and Tennessee Bar Associations.

KENT PETZOLD is a private investor and since 2001 has been a principal of AZ Ventures, LLC, a general partner of Arris Ventures, LLC, a venture capital firm that focuses on information technology investments. From 1998 thru 2001, Mr. Petzold was Chairman and CEO of Cyclone Commerce, Inc. (www.cyclonecommerce.com), providing trading partner management software, where he led the company's turnaround and launch. Mr. Petzold has held positions in several public software companies, including president and CEO of Novadigm, Inc., which provided digital assets management. He served as a Director of Novadigm until its acquisition by Hewlett Packard in April 2004. He was SVP and General Manager of the Systems Software Division of Pansophic Systems, Inc., a NYSE software company that grew to $165 million in revenue while Mr. Petzold was employed there prior to its acquisition by Computer Associates, Inc. He also served as president and CEO of privately held Viasoft, Inc. Mr. Petzold is a director of Xenos Group, Inc. (TSE:XNS), JRiver, Inc., Axon Technologies, Inc., and the Arizona Technology Council. He is on the Advisory Boards of iVis Technologies, LLC, Arizona State University's (ASU's) Software Factory, ASU's College of Engineering and Computer Science, and the Arizona Technology Council. Mr. Petzold holds a B.A. in Management from the University of Texas.

GEORGE M. SIEGEL is the founder of and has been President of RideAmerica Transportation Group, Inc. Until recently, he served as Chairman of the Board of Directors of BrightStar Information Technology Group, Inc. since its inception. BrightStar is a public company (NASDAQ:BTSR.OB) of which he is a co-founder. He also served as Chairman of the Board of BrightStar's Singapore Joint Venture. Mr. Siegel is a co-founder and Director of iLinc Communications, Inc. In 1995 Mr. Siegel co-founded MindWorks Professional Education Group, Inc. In 1990 he founded Parcelway Courier Systems, Inc., publicly traded under Dynamex (AMEX:DDN) and served as its President and Chief Executive Officer until 1995. Mr. Siegel received his B.S. in Business Administration and Marketing from Roosevelt University, Chicago, Illinois.


       PROPOSAL TWO: APPROVAL AND RATIFICATION OF INDEPENDENT ACCOUNTANTS

CHANGE IN INDEPENDENT ACCOUNTANTS: On April 3, 2003, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants and engaged BDO Seidman, LLP. The Company's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants. BDO Seidman, LLP audited the consolidated financial statements of the Company for the fiscal year ending March 31, 2003.

The reports of PricewaterhouseCoopers LLP on the consolidated financial statements for the fiscal years ended March 31, 2002 and 2001, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principle except that the report for the fiscal year ended March 31, 2002 contained an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern.

In connection with its audits for the fiscal years ended March 31, 2002 and 2001, respectively, and through April 3, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

During the fiscal years ended March 31, 2002 and 2001, respectively, and through April 3, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

For the two most recent fiscal years of the Company ended March 31, 2002 and 2001 and the subsequent interim period through April 3, 2003, the Company did not consult with BDO Seidman, LLP regarding the application of accounting principles to a specified transaction, type of audit opinion that might be rendered on the Registrant's financial statements, or any other accounting, auditing or reporting matters.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT OR REPRESENTED AT THE MEETING AND ENTITLED TO VOTE IS NEEDED TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR 2005. IF THE APPOINTMENT IS NOT APPROVED, THE MATTER WILL BE REFERRED TO THE AUDIT COMMITTEE FOR FURTHER REVIEW. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR 2005.

BDO Seidman, LLP audited our consolidated financial statements for the years ended March 31, 2004 and 2003.

AUDIT AND NON-AUDIT FEES

Aggregate fees for professional services rendered to the Company by BDO Seidman, LLP for the years ended March 31, 2004 and 2003, were as follows:

         SERVICES PROVIDED                     2004                2003
                                        ------------------- -------------------
         Audit Fees                     $          190,293  $           98,000
         Audit Related Fees                         26,025                  --
         Tax Fees                                    1,050                  --
         All Other Fees                                 --                  --
                                        ------------------- -------------------
              Total                     $          217,368  $           98,000
                                        =================== ===================

AUDIT FEES. The aggregate fees billed for the years ended March 31, 2004 and 2003 were for the audits of the Company's consolidated financial statements and reviews of the Company's interim consolidated financial statements included in the Company's annual and quarterly reports, and for services provided with respect to the Company's other regulatory filings.

PricewaterhouseCoopers LLP, billed the Company and its subsidiaries approximately $8,600 for the issuance of their consent to include their previously issued audit report on the Company's consolidated financial statements for the fiscal year ended March 31, 2002 in the Company's Form 10-K for fiscal year 2003.

AUDIT RELATED FEES. The aggregate fees billed for the years ended March 31, 2004 and 2003 were primarily for services provided for review and consultation on acquisition and capital raising transactions.

TAX FEES. The aggregate fees billed for the years ended March 31, 2004 and 2003 were for miscellaneous tax consulting services related to acquisition accounting.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not engage BDO Seidman, LLP or PricewaterhouseCoopers LLP to provide services to the Company regarding financial information systems design and implementation during the fiscal year ended March 31, 2004.

ALL OTHER FEES

PricewaterhouseCoopers LLP billed the Company and its subsidiaries approximately $13,400 for other services for the fiscal year ended March 31, 2004, primarily for issuance of their consent to incorporate by reference their report dated July 11, 2002 relating to the consolidated financial statements which appear in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 in the Company's Registration Statement on Form S-3 and charges associates with the change in independent accounts.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by its auditor and the estimated fees related to these services.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

ANNUAL MEETING

A representative of BDO Seidman, LLP will be present at the annual meeting, they will not make a formal statement at the meeting, but they are expected to be available to respond to any questions posed at the annual meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table shows, as of May 31, 2004, the "beneficial ownership" of the Common Stock of (i) each person who served as a director at March 31, 2004, the end of the Company's fiscal year, and nominee to become a director, (ii) each executive officer at March 31, 2004, the end of the Company's fiscal year, (iii) all executive officers and directors of the Company as a group and (iv) each person who owns more than 5% of the outstanding Common Stock. Except as otherwise indicated, the address of each person in the table is c/o iLinc Communications, Inc., 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018.


                                                                PERCENT(1)    NUMBER    NOTE
                                                                ----------    ------    ----
James M. Powers, Jr.                                              6.6%        1,404,686 2
James L. Dunn, Jr.                                                1.0%          204,667 3
Nathan Cocozza                                                       *           50,000 4
George M. Siegel                                                  1.0%          174,180 5
James H. Collins                                                     *          112,500 6
Daniel T. Robinson, Jr.                                              *           87,886 7
Kent Petzold                                                         *           55,960 8
Preston A. Zuckerman                                              5.1%        1,033,259 9
Barry Blank                                                      11.1%        2,517,900 10
Renaissance Capital Growth and Income Fund III, Inc.              4.9%        1,048,266 11, 12, 13
Renaissance U.S. Growth and Income Trust PLC                      7.9%        1,725,001 11, 12, 13, 14, 15
BFS US Special Opportunities Trust PLC                            9.8%        2,174,999 11, 12, 13, 15, 16

(ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP - 8)            14.3%        3,123,138

---------------
*    LESS THAN 1%.
(1) CALCULATIONS ARE MADE IN ACCORDANCE WITH RULE 13D-3 UNDER THE SECURITIES EXCHANGE ACT, AS AMENDED. IN DETERMINING THE PERCENT OF OUTSTANDING COMMON STOCK OWNED BY A PERSON, (A) THE NUMERATOR IS THE NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THE PERSON, INCLUDING SHARES THE BENEFICIAL OWNERSHIP OF WHICH MAY BE ACQUIRED WITHIN 60 DAYS UPON THE EXERCISE OF OPTIONS OR WARRANTS OR CONVERSION OF CONVERTIBLE SECURITIES, AND (B) THE DENOMINATOR IS THE TOTAL OF (I) THE 20,320,324 SHARES IN THE AGGREGATE OF COMMON STOCK OUTSTANDING ON MAY 31,2004 AND (II) ANY SHARES OF COMMON STOCK WHICH THE PERSON HAS THE RIGHT TO ACQUIRE WITHIN 60 DAYS UPON THE EXERCISE OF OPTIONS OR WARRANTS OR CONVERSION OF CONVERTIBLE SECURITIES. NEITHER THE NUMERATOR NOR THE DENOMINATOR INCLUDES SHARES WHICH MAY BE ISSUED UPON THE EXERCISE OF ANY OTHER OPTIONS OR WARRANTS OR THE CONVERSION OF ANY OTHER CONVERTIBLE SECURITIES.
(2) INCLUDES 463,223 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2004. INCLUDES A RESTRICTED STOCK AWARD FOR 450,000 SHARES ACQUIRED AS A PART OF A STOCK GRANT UNDER THE 1997 STOCK COMPENSATION PLAN. THE AWARD HAS A TERM OF TEN YEARS AND PROVIDES FOR VESTING OF 150,000 OF THOSE SHARES IF THE COMPANY'S STOCK PRICE EXCEEDS $4.50 PER SHARE, 150,000 IF THE COMPANY'S STOCK PRICE EXCEEDS $8.50 PER SHARE, AND THE REMAINING 150,000 IF THE COMPANY'S STOCK PRICE EXCEEDS $12.50 PER SHARE. ALSO INCLUDES A TOTAL OF 100,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS OR CONVERSION OF CONVERTIBLE NOTES HELD BY MR. POWERS AND AN IRA FOR THE BENEFIT OF MR. POWERS' WIFE, EACH PURCHASED IN OUR MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT.
(3) INCLUDES 151,642 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2004.
(4) INCLUDES 50,000 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2004.
(5) INCLUDES 52,500 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2004.
(6) INCLUDES 52,500 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2004 AND A TOTAL OF 50,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND CONVERSION OF A CONVERTIBLE NOTE HELD FOR THE BENEFIT OF HIS DAUGHTER, EACH PURCHASED IN OUR MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT.
(7) INCLUDES 53,671 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2004 AND A TOTAL OF 25,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND CONVERSION OF A CONVERTIBLE NOTE, EACH PURCHASED IN OUR MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT.
(8) INCLUDES 17,500 SHARES THAT MAY BE ACQUIRED UPON THE EXERCISE OF STOCK OPTIONS THAT SHALL VEST ON OR BEFORE JULY 30, 2004 AND 38,460 SHARES OF COMMON STOCK PURCHASED IN OUR MARCH 2004 PRIVATE PLACEMENT.

(9) INCLUDES 25,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND 100,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF PREFERRED STOCK EACH PURCHASED IN OUR SEPTEMBER 2003 PREFERRED STOCK PRIVATE PLACEMENT. MR. ZUCKERMAN RESIGNED FROM HIS POSITIONS AS AN EXECUTIVE OFFICER AND DIRECTOR OF THE COMPANY AS OF APRIL 15, 2004.
(10) MR. BLANK IS AN AFFILIATE OF A FORMER PLACEMENT AGENT THAT PLACED THE MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT AND HIS ADDRESS IS C/O MURPHY AND DURIEU, 1661 EAST CAMELBACK ROAD, SUITE 201, PHOENIX, ARIZONA 86016. INCLUDES 1,000,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND 1,000,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF CONVERTIBLE NOTES. ALSO INCLUDES 190,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS RECEIVED AS COMMISSION IN HIS CAPACITY AS AN AFFILIATE OF THE PLACEMENT AGENT FOR THE MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT. DOES NOT INCLUDE AN AGGREGATE 200,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND CONVERSION OF CONVERTIBLE NOTES HELD BY HIS MOTHER AND DAUGHTER, WITH RESPECT TO WHICH MR. BLANK DISCLAIMS BENEFICIAL OWNERSHIP. ALSO INCLUDES 24,500 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND 98,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF PREFERRED STOCK RECEIVED AS COMMISSION IN HIS CAPACITY AS AN AFFILIATE OF THE PLACEMENT AGENT FOR THE SEPTEMBER 2003 PREFERRED STOCK PRIVATE PLACEMENT.
(11) THE ADDRESS OF EACH OF THESE ENTITIES IS 8080 NORTH CENTRAL EXPRESSWAY, SUITE 210-LB 59, DALLAS, TX 75206-1857.
(12) INCLUDES 500,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND 500,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF CONVERTIBLE NOTES EACH PURCHASED IN OUR MARCH 2002 CONVERTIBLE NOTE PRIVATE PLACEMENT.
(13) NUMBERS ARE BASED ON A SCHEDULE13/DA FILED BY THE BENEFICIAL OWNERS 9/13/02 AND RESPONSES TO THE COMPANY'S S-3 REGISTRATION STATEMENT QUESTIONNAIRE DATED 2/24/04 PROVIDED BY THESE ENTITIES AS WELL AS OTHER COMPANY DOCUMENTS.
(14) INCLUDES 100,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND 400,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF PREFERRED STOCK PURCHASED IN OUR SEPTEMBER 2003 PREFERRED STOCK PRIVATE PLACEMENT.
(15) INCLUDES 125,000 SHARES THAT MAY BE ISSUED ON THE EXERCISE OF WARRANTS EACH RECEIVED AS COMPENSATION FOR ADVISOR AGREEMENTS DATED NOVEMBER 19, 2003.
(16) INCLUDES 150,000 SHARES THAT MAY BE ISSUED ON EXERCISE OF WARRANTS AND 600,000 SHARES THAT MAY BE ISSUED UPON CONVERSION OF PREFERRED STOCK PURCHASED IN OUR SEPTEMBER 2003 PREFERRED STOCK PRIVATE PLACEMENT.

There has been no change in control of the Company since the beginning of its last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                         BOARD ORGANIZATION AND MEETINGS

During the fiscal year 2004, the Board of Directors of the Company (the "Board") held four (4) regular meetings and one (1) special called meeting and acted by unanimous written consent on eleven (11) occasions.

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee each of which was initially constituted on March 30, 1998. During the fiscal year 2004, each director attended 100 percent (100%) of the aggregate of the total number of Board meetings and 100 percent (100%) of meetings of committees of the Board on which he served. The members of the Audit and Compensation Committees are not employees of the Company.

AUDIT COMMITTEE

The Audit Committee recommends the independent public accountants to be selected by the Board for stockholder approval each year and acts on behalf of the Board in reviewing with the independent public accountants, the chief financial officer and other corporate officers, various matters relating to the adequacy of the Company's accounting policies and procedures and financial controls and the scope of the annual audits by the independent public accountants. The Audit Committee consists of Mr. Collins (Chairman), Mr. Siegel and Mr. Robinson. During the fiscal year 2004, the Audit Committee held four (4) meetings. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. The members of the Audit Committee are independent within the meaning of Section 803 of the American Stock Exchange's listing standards and the Sarbanes-Oxley Act. The Board has determined that Mr. James Collins is an independent financial expert as required by Item 401(h) of Regulation S-K.

COMPENSATION COMMITTEE

The Compensation Committee is authorized to establish the general compensation policy for the officers and directors of the Company and annually reviews and establishes or makes recommendations to the entire Board regarding officers' salaries and participation in benefit plans, prepares reports required by the SEC and approves the directors' compensation. The Compensation Committee consists of Mr. Siegel (Chairman), and Mr. Collins. During the fiscal year 2004, the Compensation Committee held one (1) meeting.

NOMINATING COMMITTEE

         The Nominating Committee is authorized to develop policies on the size and composition of the Board and criteria relating to candidate selection, propose to the Board a slate of director nominees for election at annual meetings of stockholders, propose candidates to fill vacancies on the Board and recommend board members to serve on the various committees of the Board. The Charter of the Nominating Committee is attached here to as Appendix B. The members of the Nominating Committee are Mr. Powers (Chairman) and Mr. Robinson. Since Mr. Powers is an employee, at the date of this proxy statement, the membership of the Nominating Committee does not comply with the director independence standards of Section 804 of the American Stock Exchange's listing standards. However, at the Board Meeting to be held on August 20, 2004 a non-employee, independent director will be appointed to serve on the Nominating Committee in compliance with the director independence standards of Section 804 of the American Stock Exchange Listing Standards. During the fiscal year 2004, the Nominating Committee held one (1) meeting.

The Nominating Committee would consider nominees proposed by stockholders, but, with the exception of nomination procedures, has not specified any guidelines or policies for such consideration. Article II, Section 12 of the Company's Bylaws provides that persons nominated by stockholders shall be eligible for election as directors only if nominated in accordance with the following procedures. Such nominations shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company (2999 N. 44th Street, Suite 650, Phoenix, AZ 85018) not less than ninety (90) days nor more than one hundred eighty (180) days prior to the meeting. Such stockholder's notice to the Secretary must set forth (a) as to the stockholder proposing to nominate a person for election or re-election a director, (i) the name and address of the nominator, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the nominator, (iii) the name and address of any person with whom the nominator is acting in concert and their beneficial ownership of the Company's capital sock, and (b) as to the nominee,
(i) the information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and (ii) a notarized affidavit executed by each such nominee to the effect that, if elected as a member of the Board, he will serve and that he is eligible for election as a member of the Board. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

DIRECTOR COMPENSATION

Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives a fee of $3,000 for attendance at each Board meeting and $1,000 for each committee meeting (unless held on the same day as a Board meeting). All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof, and for other expenses incurred in their capacity as directors of the Company Under the Company's 1997 Stock Compensation Plan (the "Stock Plan"), each non-employee director is eligible to receive non-qualified options to purchase shares of the Company common stock. Each newly elected non-employee director automatically will be granted nonqualified options to purchase 25,000 shares of the Company's common stock on the date that the person first becomes a director of the Company. The vesting for the initial grant of 25,000 is 10,000 vested immediately on the Date of Grant with 5,000 shares of the remaining shares vesting on the date of subsequent annual meeting of stockholders each year from year to year until fully vested. Thereafter, each non-employee director automatically will be granted nonqualified options to purchase 15,000 shares of the Company's common stock for each year of service on the Board on the date of the Company's annual meeting of stockholders. Each option will have an exercise price per share equal to the fair market value of the Company's common stock on the date of grant. All the options granted to the non-employee directors have a term of ten years and options granted after the initial grant are fully exercisable on the date of grant.

CODE OF ETHICS

Our Board has adopted a code of ethics for the Company. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, we feel the code of ethics will, among other things, focus our board and management on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment or waiver of the code of ethics may only be made by the Board or a committee of the Board. A current copy of the code of ethics is attached hereto as Appendix C. In addition, copies of the code of ethics are available to all stockholders upon written request to the Secretary of the Company at the principal executive offices of the Company (2999 N. 44th Street, Suite 650, Phoenix, AZ 85018).

STOCKHOLDER COMMUNICATIONS

The management of the Company and the Board welcome communications from the Company's stockholders. While the Board has not yet formally adopted a process for stockholders to communicate with the Board, stockholders who wish to communicate with the Board, or one or more specified directors, may send an appropriately addressed letter to the Chairman of the Board of the Company, at 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication." All such letters should identify the author as a security holder, and, if the author desires for the communication to be forwarded to the entire Board or one or more specified directors, the author should so request, in which case the Chairman will arrange for it to be so forwarded unless the communication is irrelevant or improper.

                             EXECUTIVE COMPENSATION

The following table sets forth each component of compensation paid or awarded to, or earned by, the person who served as Chief Executive Officer of the Company during the fiscal year ended March 31, 2004, and the four other most highly compensated executive officers serving as of March 31, 2004 whose aggregate cash compensation exceeded $100,000 during the fiscal year 2004.

                                                                            RESTRICTED          SECURITIES
   NAME AND PRINCIPAL    FISCAL                            OTHER              STOCK             UNDERLYING        ALL OTHER
        POSITION          YEAR    SALARY      BONUS    COMPENSATION           AWARDS             OPTIONS        COMPENSATION(3)
--------------------------------------------------------------------------------------------------------------------------------
James M. Powers, Jr.      2004   $226,602          --            --           --             30,000                    $9,000
    Chairman of the Board 2003   $235,449     $39,375            --           --                 --                    $9,000
    President and Chief   2002   $225,372     $39,375     $179,000(1)     $405,000(2)        30,000                    $9,000
    Executive Officer

James L. Dunn, Jr.        2004   $151,377          --            --           --              20,000                    --
    Sr. Vice President,   2003   $151,164     $21,875            --           --              20,000                    --
    General Counsel and   2002   $150,257     $21,094            --           --              20,000                    --
    Interim Chief
    Financial Officer

Preston A. Zuckerman      2004   $90,975           --            --           --              12,000                    --
    Sr. Vice President    2003   $108,506          --            --           --              20,000                    --
                          2002   $91,531           --            --           --              20,000                    --

Nathan Cocozza
    Sr. Vice President
    of Sales (4)          2004   $37,804           --            --           --             200,000                    --

------------------------

     (1) THE AMOUNT SET FORTH AS OTHER COMPENSATION REPRESENTS A NON-RECOURSE LOAN TO MR. POWERS IN ORDER TO PAY TAXES ASSOCIATED WITH A RESTRICTED STOCK AWARD.
     (2) IN DECEMBER 2001 THE BOARD, BASED ON THE RECOMMENDATION OF THE COMPENSATION COMMITTEE, APPROVED THE GRANT TO THE COMPANY'S CHIEF EXECUTIVE OFFICER OF 450,000 RESTRICTED SHARES OF COMMON STOCK. THE AWARD HAS A TERM OF TEN YEARS AND PROVIDES FOR VESTING OF 150,000 OF THOSE SHARES IF THE COMPANY'S STOCK PRICE EXCEEDS $4.50 PER SHARE, 150,000 IF THE COMPANY'S STOCK PRICE EXCEEDS $8.50 PER SHARE, AND THE REMAINING 150,000 IF THE COMPANY'S STOCK PRICE EXCEEDS $12.50 PER SHARE. THE SHARES VEST IN FULL ON THE TENTH ANNIVERSARY OF THE DATE OF GRANT. THE $405,000 REFLECTS THE MARKET PRICE OF THE COMMON STOCK AT THE DATE OF GRANT. AT MARCH 31, 2004, 450,000 UNVESTED RESTRICTED SHARES REMAINED OUTSTANDING. THE RESTRICTED SHARES SHARE IN DIVIDENDS ON THE COMPANY'S COMMON STOCK TO THE EXTENT ANY DIVIDENDS DECLARED BY THE BOARD.
     (3) ALL OTHER COMPENSATION IS COMPRISED OF THE REIMBURSEMENT OF AUTOMOBILE EXPENSES.
     (4) MR. COCOZZA'S EMPLOYMENT COMMENCED ON JANUARY 6, 2004.

OPTION GRANTS

The following table provides information on stock option grants to the Named Executive Officers in the fiscal year ended March 31, 2004 under the Stock Plan.


OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                            NUMBER OF
                           SECURITIES
                           UNDERLYING
                             OPTIONS               % OF TOTAL
                             GRANTED            OPTIONS GRANTED              GRANT
                             DURING             TO EMPLOYEES IN         EXERCISE PRICE        EXPIRATION          PRESENT
                           FISCAL YEAR            FISCAL YEAR             (PER SHARE)            DATE              VALUE
                         ----------------    -----------------------    ----------------     --------------    ---------------
James M. Powers, Jr.            7,500(1)             1.4%                     $0.50               8/20/13        $3,000(5)
                               22,500(2)             4.3%                     $0.50               8/20/13        $9,000(5)

James L. Dunn, Jr.              5,000(1)             1.0%                     $0.50               8/20/13        $2,000(5)
                               15,000(2)             2.9%                     $0.50               8/20/13        $6,000(5)

Preston A. Zuckerman            3,000(1)             0.6%                     $0.50               8/20/13        $1,200(5)
                                9,000(2)             1.7%                     $0.50               8/20/13        $3,600(5)

Nathan Cocozza                 50,000(3)             9.7%                     $0.82               1/13/14        $36,500(6)
                              150,000(4)            29.0%                     $0.82               1/13/14       $109,500(6)

  --------------
     (1) VESTED 100% ON APRIL 1, 2004.
     (2) VEST MONTHLY OVER THREE (3) YEARS IN 1/36 INCREMENTS BEGINNING MAY 1, 2004.
     (3) VESTED 100% ON JULY 6, 2004.
     (4) VEST MONTHLY OVER THREE (3) YEARS IN 1/36 INCREMENTS BEGINNING AUGUST 1, 2004.
     (5) CALCULATED USING THE FOLLOWING WEIGHTED-AVERAGE ASSUMPTIONS: DIVIDEND YIELD OF 0%, EXPECTED VOLATILITY OF 139%, RISK-FREE INTEREST RATE OF 4.45% AND EXPECTED LIFE OF TEN (10) YEARS.
     (6) CALCULATED USING THE FOLLOWING WEIGHTED-AVERAGE ASSUMPTIONS: DIVIDEND YIELD OF 0%, EXPECTED VOLATILITY OF 94%, RISK-FREE INTEREST RATE OF 4.05% AND EXPECTED LIFE OF TEN (10) YEARS.

     THE FOLLOWING TABLE SETS FORTH CERTAIN INFORMATION WITH RESPECT TO UNEXERCISED OPTIONS TO PURCHASE THE COMPANY'S COMMON STOCK HELD BY THE NAMED EXECUTIVE OFFICERS AT MARCH 31, 2004. (NONE OF THE NAMED EXECUTIVE OFFICERS EXERCISED OPTIONS IN THE FISCAL YEAR 2004.)

YEAR-END 2004 OPTION VALUES

                                                 NUMBER OF SHARES                           VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED                             IN THE MONEY
                                                OPTIONS HELD AT                                OPTIONS HELD AT
                                                  MARCH 31, 2004                                 MARCH 31, 2004
                                         EXERCISABLE         UNEXERCISABLE           EXERCISABLE (1)        UNEXERCISABLE (1)
                                        ---------------     ----------------         -----------------     --------------------
  James M. Powers, Jr.                        418,073                77,500                  $87,675                 $27,600
  James L. Dunn, Jr.                          128,992                51,008                  $46,984                 $19,617
  Preston A. Zuckerman                         24,553                27,467                  $10,284                 $11,677
  Nathan Cocozza                                    0               200,000                       $0                 $32,000

-------------------------
   (1) VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS IS CALCULATED BASED UPON THE DIFFERENCE, IF ANY, BETWEEN THE OPTION EXERCISE PRICE AND THE CLOSING PRICE OF THE COMMON STOCK AT YEAR-END, MULTIPLIED BY THE NUMBER OF SHARES UNDERLYING THE OPTIONS. THE CLOSING PRICE PER SHARE OF THE COMPANY'S COMMON STOCK AS REPORTED ON THE AMEX ON MARCH 31, 2004 WAS $0.98. THE EXERCISE PRICES FOR THE OPTIONS PREVIOUSLY GRANTED TO THE NAMED EXECUTIVE OFFICERS RANGE FROM $0.50 TO $6.125 PER SHARE.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with Mr. Powers, Mr. Dunn, Mr. Cocozza and Mr. Zuckerman, all of whom are officers and two of whom are directors of the Company. Each of these agreements provides for an annual base salary in an amount not less than the initial specified amount and entitles the employee to participate in all iLinc's compensation plans in which other executive officers of iLinc participate. Each agreement establishes a base annual salary and provides for annual bonuses based on the Management Incentive Plan, as adopted by the Board of Directors, is subject to the right of iLinc to terminate said employment at any time and Mr. Powers' and Mr. Dunn's provides for continuous employment for a two-year term. Under each of the employment agreements, if iLinc terminates the employee's employment without cause (as therein defined), Mr. Powers, Mr. Dunn and Mr. Zuckerman will be entitled to a payment equal to 12 months' salary and Mr. Cocozza will be entitled to a payment equal to six months salary if terminated in the first 12 months of the agreement or nine months' salary if after the first 12 months' of the agreement. Additionally, Mr. Powers, Mr. Dunn, and Mr. Zuckerman's employment agreements provide for a severance payment equal to one (1) year's compensation in the event of termination of employment following a change in control of the Company (as defined therein). Each of the foregoing agreements also contains a covenant limiting competition with iLinc for one year following termination of employment. On April 15, 2004, Mr. Zuckerman resigned and voluntarily terminated his employment agreement without any severance compensation.

Compensation Committee Interlocks And Insider Participation

No executive officer of the Company currently serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of directors or as an executive officer of the Company. See "Director and Executive Compensation" and "Certain Transactions" for a description of any transactions between the Company and members of the Board of Directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

The Compensation Committee is responsible for establishing a general compensation policy for officers and employees of the Company, preparing any reports that may be required relating to officer compensation and approving any increases in director's fees. The Compensation Committee consists of Mr. Siegel, Chairman, and Mr. Collins. In the fiscal year 2004, the Compensation Committee approved, or in some cases recommended to the Board for the Board's approval, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options to executive officers under the Stock Plan.

The Company's executive compensation program has been designed to assist the Company in attracting, motivating and retaining the executive talent necessary for the Company to maximize its return to stockholders. To this end, this program provides competitive compensation levels and incentive pay levels that vary based on corporate and individual performance.

The Company's compensation program for executives consists of three key elements: a base salary; a performance-based annual bonus; and periodic grants of stock options.

The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of its stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is dependent on maximizing returns to stockholders. The annual bonus payable for the fiscal year 2004 had not yet been determined or accrued as of March 31, 2004, but will depend on the Company's operational performance in the fiscal year 2004 and other individual factors including certain revenue targets.

BASE SALARY

Base pay is designed to be competitive with salary levels for comparable executive positions at other companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for the Company's executive officers. Other factors the Compensation Committee considers in determining base pay for each of the executive officers are that officer's responsibilities, experience, leadership, potential future contribution and demonstrated individual performance. The Company has employment agreements with its Chief Executive Officer and certain of the other Named Executive Officers. These agreements provide for a minimum annual base salary the Company may increase, but cannot decrease. Any increase in these base salaries of the Company's executive officers will be based on recommendations by the Company's Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the executive officer. Performance for base salary purposes will be assessed on a qualitative, rather than a quantitative, basis. No specific performance formula or weighting of factors will be used in determining base salary levels.

ANNUAL BONUS

For the fiscal year 2004, the Company determined that it was their preference to compensate the executive officers both with cash bonuses and in the form of long-term, equity-based compensation through the award of stock options. Cash bonus payments related to fiscal 2004 performance had not yet been determined or accrued as of March 31, 2004. The Compensation Committee expects to base future annual bonuses on the Company's financial performance and the individual performance of the employees, and intends to use qualitative, rather than quantitative, factors for this purpose.

STOCK PLAN

The objectives of the Stock Plan are to (i) attract and retain superior personnel for positions of substantial responsibility and (ii) provide employees, non-employee directors and advisors with an additional incentive to contribute to the success of the Company.

Stock options align the interests of employees and stockholders by providing value to option holders through stock price appreciation only. The Compensation Committee expects that it will make future stock option or other long-term equity-based incentive awards periodically at its discretion based on recommendations of the Chief Executive Officer. Stock option grant sizes, in general, will be evaluated by regularly assessing competitive market practices, the overall performance of the Company the, size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company. This posture with regard to stock options is intended to focus management's efforts on maximizing stockholder returns. The number of options granted to a particular participant will also be based on the Company's historical financial success, its future business plans and the individual's position and level of responsibility within the Company, but these factors will be assessed subjectively and not weighted.

During fiscal year 2004 the Company issued 517,500 incentive stock options to employees under the Stock Plan providing for the purchase of shares of the Company's common stock, par value per share of $0.001 as follows: 277,500 shares were issued at an exercise price of $0.50 per share; 7,500 were issued at an exercise price of $0.75 per share; 200,000 were issued at an exercise price of $0.82 per share; 10,000 were issued at an exercise price of $0.92 per share; 12,500 were issued at an exercise price of $0.95 per share; and 10,000 were issued at an exercise price of $0.96 per share. All the options granted vest as follows: twenty-five percent (25.000%) of the options shall be vested six (6) months from Date of Grant; and thereafter beginning on the first day of the following month one thirty-sixth (1/36) of the remaining portion shall vest on the first day of each month, from month to month, until fully vested.

FISCAL YEAR 2004 CHIEF EXECUTIVE OFFICER PAY

As described above, the Compensation Committee considers several factors in developing an executive compensation package. For the Chief Executive Officer, these factors will include competitive market pay practices, performance level, experience, contributions toward achievement of strategic goals and the overall financial and operations success of the Company.

The Company entered into an initial employment agreement with Mr. Powers, the Company's Chief Executive Officer, in November 1998. The Company entered into a subsequent employment agreement with Mr. Powers in November 2000 upon expiration of the initial agreement. That agreement has a continuous two-year term at an initial base compensation rate of $225,000 per annum. Mr. Powers is eligible to receive an annual cash bonus in an amount up to 35% of his base salary upon achievement of certain performance targets. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

THIS REPORT WILL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") AND WILL NOT BE DEEMED FILED UNDER EITHER OF SUCH STATUTES EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE.

The Compensation Committee:

         George M. Siegel, Chairman
         James H. Collins

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2001 in connection with the grant of restricted shares of common stock to Mr. Powers, the Company loaned to Mr. Powers $179,000 related to federal income tax liability incurred by Mr. Powers in connection with the restricted shares grant. The entire principal balance of the loan remains outstanding. The loan bears interest at the rate of 5.62% per annum. All principal and accrued, but unpaid interest shall be due and payable on April 12, 2012. No interim payments on principal or interest are required. The loan and the obligations arising thereunder are secured by a first lien security interest in and to the 450,000 shares of the Company's common stock granted to Mr. Powers in his Restricted Stock Award Agreement dated December 3, 2001. The Company recognized a $179,000 charge to income at the date of the grant.

In May of 2003 Barnhill's Buffet purchased 50 LearnLinc(TM) Core Licenses with Voice-over-IP and 2- way Live Videoconferencing plus annual maintenance for a total of $62,000. The remaining balance due under this contract was $28,000 at March 31, 2004. The price paid and the payment terms granted to Barnhill's was consistent with price paid and the terms extended to other customers of the Company. James M. Powers, Jr. is a co-founder and director of Barnhill's Buffet.


                                PERFORMANCE GRAPH

The following line graph compares the percentage change from date of public offering (March 30, 1998) through March 31, 2004 for (i) the Company common stock, (ii) a peer group (the "Peer Group") of companies selected by the Company that are e-Learning and web conferencing companies located in the United States,
(iii) and the AMEX Composite Index. The companies in the Peer Group historically included Click2Learn, Digital Think, Docent, Learn2, Mentergy, Saba Software, Skillsoft, and Smart Force, but as of March 31, 2004 Click2Learn and Docent merged to become SumTotal Systems, Inc., Digital Think was purchased by Convergys Corporation and Mentergy and Learn2 had ceased to trade.






                            (PERFORMANCE GRAPH HERE)






                                                  Comparison of Total Returns*

                             March 30,    March 31,   March 30,    March 30,    March 30,    March 30,   March 31,    March 31,
        Description            1998         1998         1999        2000         2001         2002         2003        2004
----------------------------------------------------------------------------------------------------------------------------------
iLinc Communications, Inc.    $100          $103           $20       $18            $5          $12           $4         $12
AMEX Composite Index          $100          $101           $96      $136          $119         $127         $112        $171
Peer Group                    $100          $100           $48      $213          $117          $77          $20         $44


*Total return based on $100 initial investment. The graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance. The total return on investment for the period shown for the Company, the AMEX Composite Index and the Peer Group is based on the stock price or composite index at March 30, 1998. The performance graph appearing above will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act, or under the Exchange Act and will not be deemed filed under either of those Acts except to the extent that the Company specifically incorporates this information by reference.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

The audit committee assists the board of directors in its oversight responsibilities and, in particular, is responsible for (1) monitoring the integrity of the Company's financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance, (2) selecting and appointing the Company's independent auditors and monitoring their independence and performance, pre-approving all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company's independent auditors, and establishing the fees and other compensation to be paid to the independent auditors, and (3) establishing procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submission by the company's employees, regarding accounting, internal controls or audit related matters.

Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company. The members of the Audit Committee are not and do not represent themselves to be, or to serve as, accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

      1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

      2. The Audit Committee has discussed with BDO Seidman, LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

      3. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with BDO Seidman, LLP their independence.

      4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, for filing with the SEC.

The Audit Committee:

James H. Collins, Chairman
Daniel T. Robinson, Jr.
George M. Siegel


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the SEC reports regarding changes in their beneficial ownership of shares in the Company. Those who own 10% or more of the Company have been identified in the Security Ownership of Certain Beneficial Owners and Management as well as on file with the SEC.

Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during the fiscal year 2004 complied on a timely basis with all applicable filing requirements under
Section 16(a) of the Exchange Act.

                              STOCKHOLDER PROPOSALS

Under the rules of the SEC, Stockholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of stockholders must be received by the Company on or before March 18, 2005.

In addition, a stockholder may bring business before the 2004 annual meeting or may submit nominations for election as a director at that meeting if the stockholder complies with the requirements specified in the Company's bylaws. The requirements include: (i) providing written notice to the Company's principal executive offices at least 90 and not more than 180 days prior to the annual meeting or the corresponding date for the 2004 Annual Meeting; and (ii) supplying the additional information listed in Article II, Section 11 of the Company's bylaws (in the case of stockholder proposals) and Article II, Section 12 of the Company's Bylaws in the case of director nominations).

                         2004 ANNUAL REPORT ON FORM 10-K

THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2004 WAS FILED ELECTRONICALLY WITH THE SEC AND IS AVAILABLE ON THE COMPANY'S WEBSITE. STOCKHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT (WITHOUT EXHIBITS) ON FORM 10-K SHOULD ADDRESS A WRITTEN REQUEST TO JAMES
L. DUNN, JR., SENIOR VICE PRESIDENT, iLINC COMMUNICATIONS, INC., 2999 N. 44TH STREET, SUITE 650, PHOENIX, ARIZONA, 85018. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                                 OTHER BUSINESS

As of the date of this Proxy Statement, management was not aware of any business not described above would be presented for consideration at the Meeting. If any other business properly comes before the Meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

The above Notice and Proxy Statement are sent by order of the Board.

/s/ James L. Dunn, Jr.
----------------------
James L. Dunn, Jr.
Sr. Vice President and Interim Chief Financial Officer
Phoenix, Arizona
                           iLINC COMMUNICATIONS, INC.
                        2999 NORTH 44TH STREET, SUITE 650
                             PHOENIX, ARIZONA 85018

                           _________________________


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 20, 2004

                           _________________________


The undersigned hereby appoints James M. Powers, Jr. and James L. Dunn, Jr., or either of them, proxies for the undersigned, each with full power of substitution, to vote all shares of Common Stock of iLinc Communications, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders (the "Meeting") to be held on August 20, 2004, at 9:00 a.m., local time, at the Company's offices, 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018 and at any and all adjournments thereof for the following purposes:

(1)      Election of a Class C Director:

[ ]      FOR the nominee listed below (except as marked to the contrary below)
[ ]      WITHHOLD AUTHORITY to vote for the nominee listed below

         Nominee:  Kent Petzold

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

----------------------------------------------

----------------------------------------------

(2) Approval and Ratification of the Appointment of BDO Seidman, LLP, as the Company's Independent Accountants for Fiscal 2005.

[ ]      FOR
[ ]      AGAINST
[ ]      ABSTAIN



(3) In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Meeting.

[ ]      FOR
[ ]      AGAINST
[ ]      ABSTAIN

PLEASE DATE AND SIGN ON REVERSE SIDE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEE FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS AND "FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP, AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

                             _______________________
                                      Date

                    _________________________________________
                         Signature(s) of stockholders(s)

         Please complete, date and sign exactly as your name appears herein. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY AS AGENT FOR THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

         The Board of Directors (the "Board") of Pentegra Dental Group, Inc, a Delaware corporation (the "Company"), approves and adopts the following Audit Committee Charter to specify the composition, roles and responsibilities of the following Audit Committee used in this Charter, (i) "Company" includes the Company and its subsidiaries unless the context otherwise requires, (ii) "Nasdaq/AMEX" means the Nasdaq National Market and the American Stock Exchange, and (iii) "SEC" means the Securities and Exchange Commission.

PURPOSE

         The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the accounting, financial reporting and related matters described below.

COMPOSITION

         The Audit Committee shall consist of not less than three members, comprised solely of independent directors, each of whom shall not have:

         o been employed by the company or its affiliates in the current or past three years;

         o accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year, except for board service, retirement plan benefits or non-discretionary compensation;

         o an immediate family member who is, or has been in the past three years, employed by the company or its affiliates as an executive officer;

         o been a partner, controlling stockholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments, other than those which arise solely from investments in the Company's securities, that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

         o been employed as an executive of another entity where any of the company's executives serve on such entity's compensation committee. [Nasdaq/AMEX 4200(a)(14)]

         In addition, each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Moreover, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting any comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. [Nasdaq/AMEX 4310(c)(26)(B)(i)] The qualifications required of Audit Committee members shall be interpreted in conformity with Rules 4200(a)(14) and 4310(c)(26)(B) of the Nasdaq/AMEX Marketplace Rules.

         The Chairman of the Audit Committee shall be designated by the Board; provided that if a Chairman is not designated by the Board or present at a meeting, the Audit Committee may designate a Chairman by majority vote of the Audit Committee members then in office.

ROLES AND RESPONSIBILITIES

RELATIONSHIP WITH THE OUTSIDE AUDITORS

         The Company's outside auditors are ultimately responsible to the Board and the Audit Committee, as representatives of the Company's stockholders. [Nasdaq/AMEX 4310(c)(26)(A)(iii)]

         The Board and the Audit Committee, as the Company's stockholders representatives, have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for stockholder approval in any proxy statement). [Nasdaq/AMEX 4310(c)(26)(A)(ii) and (iii)] The Audit Committee also has the authority and responsibility to evaluate and make recommendations to the Board regarding the selection and replacement of outside auditors (or the nomination of the outside auditors to be proposed for stockholder approval in any proxy statement). [Nasdaq/AMEX 4310(c)(26)(A)(ii) and (iii)]

         The Audit Committee has the further authority and responsibility to review the fees charged by the outside auditors, the scope of their engagement and proposed audit approach and to recommend such review or auditing steps as the Audit Committee may consider desirable.

         The Audit Committee shall review and confirm the independence of the outside auditors by requiring that the outside auditors submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the outside auditors and its related entities and the Company and its related entities, engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and taking, or recommending, that the Board take appropriate action to oversee the independence of the of the outside auditors. [Nasdaq/AMEX 4310 (c)(26)(A)(ii)] In addition to disclosing all relationships between the outside auditors and its affiliates and the Company and its affiliates, the outside auditors' formal written statement shall also contain a confirmation that, in the outside auditors' professional judgment, it is independent of the Company within the meaning of the federal securities laws. [Nasdaq/AMEX 4310(c)(26)(A)(ii) and Independence Standards Board Standard No. 1]

         Management is responsible for preparing the Company's financial statements. The Company's outside auditors are responsible for auditing the financial statements. The activities of the Audit committee are in no way designed to supersede or alter these traditional responsibilities.

INTERNAL CONTROLS

         The Audit Committee shall evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls.

         In consultation with management, the outside auditors and the internal auditors, the Audit Committee shall consider the Company's significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

         The Audit Committee shall focus on the extent to which internal auditors and outside auditors review computer systems and application, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

         The Audit Committee shall consider the extent to which internal control recommendations made by outside auditors have been implemented by management.

         The Audit Committee shall request that the internal auditors and outside auditors keep the Audit Committee informed about fraud, illegal acts and deficiencies in internal controls that come to their attention and such other matters as either the internal auditors or the outside auditors conclude should be brought to the attention of the Audit Committee.

FINANCIAL REPORTING

GENERAL

         The Audit Committee shall review with management, the outside auditors and the internal auditors significant accounting and reporting issues applicable to the Company, including recent professional and regulatory pronouncements, and their impact on the financial statements.

ANNUAL FINANCIAL STATEMENTS

         The Audit Committee shall meet with management and the outside auditors to review the annual financial statements and the results of the annual audit prior to the release to the public of the results of operations for each fiscal year. [SEC SK ss. 306(a)(1)]

         The Audit Committee shall review the annual financial statements prior to release to the public or filing with the SEC. [SEC SK ss. 306(a)(1)]

         The Audit Committee shall obtain explanations from management or from the outside auditors on whether:

         o Actual financial results for the year varied significantly from budgeted or projected results.

         o Changes in financial ratios and relationships in the annual financial statements are consistent with changes in the Company's operations and financing practices.

         o Generally accepted accounting principles have been consistently applied in the annual financial statements.

         o There are any actual or proposed changes in accounting or financial reporting practices.

         o        There are any significant or unusual events or transactions.

         o The Company's financial and operating controls are functioning effectively.

         o        The Company has complied with the terms of loan agreements.

         o The annual financial statements contain adequate and appropriate disclosures.

         The Audit Committee shall discuss with management and the outside auditors any significant changes to the Company's accounting principles, the degree of aggressiveness or conservatism of the accounting principles and underlying estimates used in the preparation of the Company's financial statements, and any items required to be communicated by the outside auditors in accordance with Statement of Auditing Standards ("SAS") No. 61. [SEC SK ss. 306(a)(2) and note 29 to SEC Release 34-42266]

         Based on the review and discussions with management and outside auditors contemplated by this Charter, the Audit Committee shall recommend to the Board whether the audited annual financial statements be included in the Company's Form 10-K Annual Report. [SEC SK ss. 306(b)(4)]

         The Audit Committee shall review the Management's Discussion and Analysis and other sections of the Company's Form 10-K Annual Report before its release and consider whether the information is adequate and consistent with members' knowledge about the Company and its operations.

INTERIM FINANCIAL STATEMENTS

         The Audit Committee shall meet with management and the outside auditors to review the interim financial statements and the results of the auditors' review thereof prior to the release to the public of the results for each quarter.

         The Audit Committee shall review the quarterly financial statements prior to release to the public or filing with the SEC.

         Obtain explanations from management or from the outside auditors on whether:

         o Actual financial results for the quarter or interim period varied significantly from budgeted or projected results.

         o Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices.

         o Generally accepted accounting principles have been consistently applied in the quarterly financial statements.

         o There are any actual or proposed changes in accounting or financial reporting practices.

         o        There are any significant or unusual events or transactions.

         o The Company's financial and operating controls are functioning effectively.

         o        The company has complied with the terms of loan agreements.

         o The interim financial statements contain adequate and appropriate disclosures.

COMPLIANCE WITH LAWS AND REGULATIONS

         The Audit Committee shall review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation of and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

         The Audit Committee shall periodically obtain updates from management regarding compliance.

         The Audit Committee shall be satisfied that regulatory compliance matters have been considered in the preparation of the financial statements.

         The Audit Committee shall review the findings of any examinations of the Company by regulatory agencies which have authority over the Company.

COMPLIANCE WITH CODES OF CONDUCT

         The Audit Committee shall evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Company's codes of conduct and the guidelines for acceptable business practices.

         The Audit Committee shall review the program for monitoring compliance with the codes of conduct.

OTHER RESPONSIBILITIES

         The Audit Committee may meet with the outside auditors, the senior internal audit executive, management and any employee seeking to meet with the Audit Committee about any matter within its purview in separate executive sessions to discuss any matters that the Committee or these persons believe should be discussed privately.

         The Audit Committee shall request that significant findings and recommendations made by the internal and outside auditors be received and discussed on a timely basis.

         The Audit Committee shall review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.

         The Audit Committee shall review the policies and procedures in effect for considering officers' expenses and perquisites.

         The Audit Committee shall perform other oversight functions as requested by the Board.

CHARTER SCOPE

         The Audit Committee shall review and reassess the adequacy of this Charter at least annually. [Nasdaq/AMEX 4310(c)(26)(A)]

         The Audit Committee shall submit this Charter to the Board for approval, and have the Charter published at least every three years in accordance with the rules of the SEC from time to time in effect. [SEC Schedule 14A Item 7(e)(iv)(A)]

REPORTING RESPONSIBILITIES

         The Audit Committee shall regularly update the Board about Audit Committee activities and make appropriate recommendation.

         The Audit Committee shall annually prepare a report to stockholders as required by SEC rules for inclusion in the Company's proxy statement. [SEC SK ss. 306; SEC Schedule 14A Item 7(e)(3)]

MEETINGS

         The Audit Committee shall meet at least four times annually and may meet more frequently as circumstances dictate.

         Meetings of the Audit Committee may be in person or by conference call in accordance with the Bylaws of the Company.

         Meetings of the Audit Committee shall be held at such time and place, and upon such notice, as the Chairman of the Audit Committee may from time to time determine.

         The Chairman of the Audit Committee shall develop the agenda for each meeting and in doing so may consult with management, the internal auditors and the outside auditors.

         Except as specifically provided in this Charter, the provisions of the Bylaws of the Company with respect to committees of the Board shall apply to the Audit Committee.

AUTHORITY

         The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities and shall have direct access to the outside auditors and the internal auditors as well as anyone in the Company.

         The Audit Committee shall have the ability to retain, at the Company's expense, such special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

         The Audit Committee may from time to time delegate to its Chairman or any of its members the responsibility for any particular matters.

                                   APPENDIX B

                                 CHARTER OF THE
                   NOMINATING / CORPORATE GOVERNANCE COMMITTEE
             OF THE BOARD OF DIRECTORS OF ILINC COMMUNICATIONS, INC.


1.       PURPOSE OF THE COMMITTEE

         The purposes of the Nominating / Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of iLinc Communications, Inc. (the "Company") shall be to recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board including qualified and experienced "independent" directors; to advise the Board with respect to the Board composition, procedures and committees; to develop and recommend to the Board a set of corporate governance principles applicable to the Company.

2.       COMPOSITION OF THE COMMITTEE

         The Committee shall be comprised of at least two directors who qualify as independent directors ("Independent Directors") under the listing standards of the American Stock Exchange (the "AMEX") and any other regulatory requirements.

         The members of the Committee shall be elected annually to one-year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of stockholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

3.       MEETINGS AND PROCEDURES OF THE COMMITTEE

         The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet as provided by its rules, which shall be at least two times annually or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

         The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

         Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

4.       DUTIES OF THE COMMITTEE

A.       BOARD CANDIDATES AND NOMINEES

         The Committee shall have the following goals and responsibilities with respect to Board candidates and nominees:

         1. To establish procedures for evaluating the suitability of potential director nominees proposed by management or shareholders.

         2. To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which recommendations shall be consistent with the Board's criteria for selecting new directors. Such criteria include the possession of such knowledge, experience, skills, judgment, expertise and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or AMEX listing requirement.

         3. To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

B.       BOARD COMPOSITION AND PROCEDURES

         The Committee shall have the following goals and responsibilities with respect to the composition and procedures of the Board as a whole:

         1. To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of Independent Directors required by the AMEX or other regulation.

         2. To review periodically the size of the Board and to recommend to the Board any appropriate changes.

         3. To make recommendations on the frequency and structure of the Board meetings.

         4. To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Company rule, guideline, procedure or corporate governance principle.

C.       BOARD COMMITTEES

         The following shall be the goals and responsibilities of the Committee with respect to the committee structure of the Board:

         1. To make recommendations to the Board regarding the size and composition of each standing committee of the Board of Directors, including the identification of individuals qualified to serve as members of a committee, including the Nominating Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Nominating Committee, notwithstanding and provided further, the Chairman of the Board shall have and retain the authority to also make recommendations to the Board regarding the size and composition of each standing committee of the Board of Directors, including the identification of individuals qualified to serve as members of a committee, including the Nominating Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Nominating Committee

         2. To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

         3. To review annually committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships, and to report any recommendations to the Board.

         4. To recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee's power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

D.       CORPORATE GOVERNANCE

         The following shall be the goals and responsibilities of the Committee with respect to corporate governance:

         1. To develop and recommend to the Board a set of corporate governance principles for the Company, which shall be consistent with any applicable laws, regulations and listing standards. At a minimum, the corporate governance principles developed and recommended by the Committee shall address the following:

         a. Director qualification standards. The qualification standards established by the Committee must reflect at a minimum the independence requirements of the AMEX. The Committee shall also develop policies regarding director tenure, retirement, removal and succession, and shall consider whether it is in the best interest of the Company to limit the number of corporate boards on which a director may serve.

         b. Director responsibilities.

         c. Director access to management and, as necessary and appropriate, independent advisors.

         d. Director compensation, including principles for determining the form and amount of director compensation, and for reviewing those principles, as appropriate.

         e. Director orientation and continuing education.

         f. Management succession, including policies and principles for the selection of the chief executive officer regarding succession in the event of an emergency or the retirement of the chief executive officer.

         2. To review periodically, and at least annually, the corporate governance principles adopted by the board to assure that they are appropriate for the Company, and to recommend any desirable changes to the Board.

         3. To consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

5.       EVALUATION OF THE COMMITTEE

         The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

         The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company's or the Board's policies or procedures.

6.       INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

         The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, such independent counsel or other advisors as it deems necessary. The Committee shall have the authority to retain or terminate any search firm to be used to identify director candidates, including authority to approve the search firm's fees and other retention terms, such fees to be borne by the Company.

7.       DISCLOSURE OF CHARTER

         This Charter will be made available on the Company's website at www.ilinc.com.

                                   APPENDIX C


                     CODE OF ETHICS AND BUSINESS CONDUCT FOR
                      OFFICERS, DIRECTORS AND EMPLOYEES OF
                           ILINC COMMUNICATIONS, INC.


1.       OUR COMMITMENT

The officers, directors and employees of iLinc Communications, Inc. (the "Company") are committed to honesty, just management, fairness, providing a safe and healthy environment free from the fear of retribution, and respecting the dignity due everyone. For the communities in which we live and work we are committed to observe sound environmental business practices and to act as concerned and responsible neighbors, reflecting all aspects of good citizenship. The term "Company" includes iLinc Communications, Inc. and its subsidiaries.

For our shareholders we are committed to pursuing sound growth and earnings objectives and to exercising prudence in the use of our assets and resources.

2.       PROMOTE A POSITIVE WORK ENVIRONMENT

All employees want and deserve a workplace where they feel respected, satisfied, and appreciated. We respect cultural diversity and will not tolerate harassment or discrimination of any kind -- especially involving race, color, religion, gender, age, national origin, disability, and veteran or marital status.

Providing an environment that supports honesty, integrity, respect, trust, responsibility, and citizenship permits us the opportunity to achieve excellence in our workplace. While everyone who works for the Company must contribute to the creation and maintenance of such an environment, our executives and management personnel assume special responsibility for fostering a work environment that is free from the fear of retribution and will bring out the best in all of us. Supervisors and managers must be careful in words and conduct to avoid placing, or seeming to place, pressure on subordinates that could cause them to deviate from acceptable ethical behavior.

3.       KEEP ACCURATE AND COMPLETE RECORDS

We must maintain accurate and complete Company records. Transactions between the Company and outside individuals and organizations must be promptly and accurately entered in our books in accordance with generally accepted accounting practices and principles. No one should rationalize or even consider misrepresenting facts or falsifying records. It will not be tolerated and will result in disciplinary action.

4.       OBEY THE LAW

We will conduct our business in accordance with all applicable laws and regulations. Compliance with the law does not comprise our entire ethical responsibility. Rather, it is a minimum, essential condition for performance of our duties.

                  (a)      DO NOT ENGAGE IN SPECULATIVE OR INSIDER TRADING

                  Federal law and Company policy prohibits officers, directors and employees, directly or indirectly through their families or others, from purchasing or selling company stock while in the possession of material, non-public information concerning the Company. Material, non-public information is any information that could reasonably be expected to affect the price of a stock. If an officer, director or employee is considering buying or selling a stock because of inside information they possess, they should assume that such information is material. It is also important for the officer, director or employee to keep in mind that if any trade they make becomes the subject of an investigation by the government, the trade will be viewed after-the-fact with the benefit of hindsight. Consequently, officers, directors and employees should always carefully consider how their trades would look from this perspective. Two simple rules can help protect you in this area: (1) Do not use non-public information for personal gain. (2) Do not pass along such information to someone else who has no need to know. This guidance also applies to the securities of other companies for which you receive information in the course of your employment at the Company. Before engaging in any transaction involving the Company's securities, you should contact the Company's General Counsel or Chief Executive Officer if you have any questions or concerns about the transaction.

                  (b)      BE TIMELY AND ACCURATE IN ALL PUBLIC REPORTS

                  As a public company, the Company must be fair and accurate in all reports filed with the United States Securities and Exchange Commission. Officers, directors and management of the Company are responsible for ensuring that all reports are filed in a timely manner and that they fairly present the financial condition and operating results of the Company. Securities laws are vigorously enforced. Violations may result in severe penalties including significant fines against the Company. There may also be sanctions against individual employees including substantial fines and criminal penalties. The principal executive officer and principal financial officer will certify to the accuracy of reports filed with the SEC in accordance with the Sarbanes-Oxley Act of 2002. Officers and directors who knowingly or willingly make false certifications may be subject to criminal penalties or sanctions including fines and imprisonment.

5.       AVOID CONFLICTS OF INTEREST

Our officers, directors and employees have an obligation to give their complete loyalty to the best interests of the Company. They should avoid any action that may involve, or may appear to involve, a conflict of interest with the Company. Officers, directors and employees should not have any material financial or other business relationships with suppliers, customers or competitors that might impair the independence of any judgment they may need to make on behalf of the Company.

Here are some ways a conflict of interest could arise:

         o Employment by a competitor, or potential competitor, regardless of the nature of the employment, while employed by the Company.

         o Acceptance of material gifts, payment, or services from those seeking to do business with the Company.

         o Placement of business with a firm owned or controlled by an officer, director or employee or his/her family.

         o Ownership of, or substantial interest in, a company that is a competitor, customer or supplier.

         o Acting as a consultant to a Company customer, competitor or supplier.

         o Seeking the services or advice of an accountant or attorney who has provided services to the Company.

Officers, directors and employees are under a continuing obligation to disclose any situation that presents the possibility of a conflict or disparity of interest between the officer, director or employee and the Company. Disclosure of any potential conflict is the key to remaining in full compliance with this policy.

6.       COMPETE ETHICALLY AND FAIRLY FOR BUSINESS OPPORTUNITIES

We must comply with the laws and regulations that pertain to the acquisition and sale of goods and services. We will compete fairly and ethically for all business opportunities. In circumstances where there is reason to believe that the release or receipt of non-public information is unauthorized, do not attempt to obtain and do not accept such information from any source.

If you are involved in Company transactions, you must be certain that all statements, communications, and representations are accurate and truthful.

7.       AVOID ILLEGAL AND QUESTIONABLE GIFTS OR FAVORS

The sale and marketing of our products and services should always be free from even the perception that favorable treatment was sought, received, or given in exchange for the furnishing or receipt of business courtesies. Officers, directors and employees of the Company will neither give nor accept business courtesies that constitute, or could be reasonably perceived as constituting, unfair business inducements or that would violate law, regulation or policies of the Company, or could cause embarrassment to or reflect negatively on the Company's reputation.

8.       MAINTAIN THE INTEGRITY OF CONSULTANTS, AGENTS, AND REPRESENTATIVES

Business integrity is a key standard for the selection and retention of those who represent the Company. Agents, representatives and consultants must certify their willingness to comply with the Company's policies and procedures and must never be retained to circumvent our values and principles. Paying bribes or kickbacks, engaging in industrial espionage, obtaining the proprietary data of a third party without authority, or gaining inside information or influence are just a few examples of what could give us an unfair competitive advantage and could result in violations of law.

9.       PROTECT PROPRIETARY INFORMATION

Proprietary Company information may not be disclosed to anyone without proper authorization. Keep proprietary documents protected and secure. In the course of normal business activities, suppliers, customers and competitors may sometimes divulge to you information that is proprietary to their business. Respect these confidences.

10.      OBTAIN AND USE COMPANY ASSETS WISELY

Personal use of Company property must always be in accordance with corporate policy. Proper use of Company property, information resources, material, facilities and equipment is your responsibility. Use and maintain these assets with the utmost care and respect, guarding against waste and abuse, and never borrow or remove Company property without management's permission.

11.      FOLLOW THE LAW AND USE COMMON SENSE IN POLITICAL CONTRIBUTIONS AND
         ACTIVITIES

The Company encourages its employees to become involved in civic affairs and to participate in the political process. Employees must understand, however, that their involvement and participation must be on an individual basis, on their own time and at their own expense. In the United States, federal law prohibits corporations from donating corporate funds, goods, or services, directly or indirectly, to candidates for federal offices -- this includes employees' work time. Local and state laws also govern political contributions and activities as they apply to their respective jurisdictions.

12.      BOARD COMMITTEES

The Company has established an Audit Committee empowered to enforce this Code of Ethics. The Audit Committee will report to the Board of Directors at least once each year regarding the general effectiveness of the Company's Code of Ethics, the Company's controls and reporting procedures and the Company's business conduct.

13.      DISCIPLINARY MEASURES

The Company shall consistently enforce its Code of Ethics and Business Conduct through appropriate means of discipline. Violations of the Code shall be promptly reported to the Chairman of the Audit Committee or General Counsel of the Company. Pursuant to procedures adopted by it, the Audit Committee shall determine whether violations of the Code have occurred and, if so, shall determine the disciplinary measures to be taken against any employee or agent of the Company who has so violated the Code.

The disciplinary measures, which may be invoked at the discretion of the Audit Committee, and with approval of the Board of Director, include, but are not limited to, counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.

14.      CONCLUSION

No Code of Conduct or Code of Ethics can cover every situation that might arise in a company. This Code is designed to let you know our basic guiding principles and provide explanation on how to handle various situations. If you have questions on any situation, whether or not described in this Code, please ask. The first place to turn is your immediate supervisor or manager. If you are uncomfortable discussing a situation with your immediate supervisor or manager, you may go to anyone in management whom you feel comfortable with, including the General Counsel or CEO of the Company. We cannot stress our final point enough:
"When in doubt, ask."